SCHEDULE A
                                       TO
                            THE CUSTODIAN AGREEMENT
                                    BETWEEN
                      FIRST TRUST EXCHANGE-TRADED FUND III
                                      and
                         BROWN BROTHERS HARRIMAN & CO.
                          Dated as of February 4, 2016

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of January 25, 2013

                First Trust RiverFront Dynamic Asia Pacific ETF
           First Trust RiverFront Dynamic Developed International ETF
              First Trust RiverFront Dynamic Emerging Markets ETF
                   First Trust RiverFront Dynamic Europe ETF


IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

FIRST TRUST EXCHANGE-TRADED FUND III

BY     /s/ James M. Dykas
       ------------------------
NAME:  James M. Dykas
TITLE: President and CEO
DATE: